BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E0132232006-6
Barbara K. Cegavske (signature)	Filing Number 20222317423
Secretary of State	Filed On 05/12/2022 12:03:32 PM
State Of Nevada	Number of Pages 8

Articles of Conversion/Exchange/Merger

NRS 92A.200 and 92A.205

This filing completes the following: ☐ Conversion ☐ Exchange ☑ Merger

1. Entity Information: (Constituent, Acquired or Merging)	Entity Name: **Wolverine Resources Corp.** Jurisdiction: Nevada Entity Type*: Domestic Corporation (78) *If more than one entity being acquired or merging please attach additional page.*
2. Entity Information: (Resulting, Acquiring or Surviving)	Entity Name: **WOLVERINE TECHNOLOGIES CORP.** Jurisdiction: Nevada Entity Type*: Domestic Corporation (78)
3. Plan of Conversion, Exchange or Merger: (select one box)	☑ The entire plan of conversion, exchange or merger is attached to these articles. ☐ The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity. The entire plan of exchange or merger is on file at the registered office of the acquiring corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the acquiring entity (NRS 92A.200). ☐ The complete executed plan of conversion for the resulting domestic limited partnership is on file at the records office required by NRS 88.330. (Conversion only)
4. Approval: (If more than one entity being acquired or merging please attach additional approval page.)	**Exchange/Merger:** Owner's approval (NRS 92A.200) (options a, b or c must be used for each entity) ☑ A. Owner's approval was not required form for the : ☑ Acquired/merging ☑ Acquiring/surviving ☐ B. The plan was approved by the required consent of the owners of: ☐ Acquired/merging ☐ Acquiring/surviving ☐ C. Approval of plan of exchange for Nevada non-profit corporation (NRS 92A.160): Non-profit Corporations only: The plan of exchange/merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation. ☐ Acquired/merging ☐ Acquiring/surviving **Wolverine Resources Corp.** Name of acquired/merging entity **WOLVERINE TECHNOLOGIES CORP.** Name of acquiring/surviving entity
5. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)

* *corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.*

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Conversion/Exchange/Merger

NRS 92A.200 and 92A.205

This filing completes the following: ☐ Conversion ☐ Exchange ☑ Merger

4. Approval Continued: (If more than one entity being acquired or merging please attach additional approval page.)	**Exchange/Merger:** Owner's approval (NRS 92A.200) (options a, b or c must be used for each entity) ☐ A. Owner's approval was not required form for the : ☐ Acquired/merging ☐ Acquiring/surviving ☐ B. The plan was approved by the required consent of the owners of: ☐ Acquired/merging ☐ Acquiring/surviving ☐ C. Approval of plan of exchange for Nevada non-profit corporation (NRS 92A.160): Non-profit Corporations only: The plan of exchange/merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation. ☐ Acquired/merging ☐ Acquiring/surviving Name of acquired/merging entity Name of acquiring/surviving entity
4. Approval Continued: (If more than one entity being acquired or merging please attach additional approval page.)	**Exchange/Merger:** Owner's approval (NRS 92A.200) (options a, b or c must be used for each entity) ☐ A. Owner's approval was not required form for the : ☐ Acquired/merging ☐ Acquiring/surviving ☐ B. The plan was approved by the required consent of the owners of: ☐ Acquired/merging ☐ Acquiring/surviving ☐ C. Approval of plan of exchange for Nevada non-profit corporation (NRS 92A.160): Non-profit Corporations only: The plan of exchange/merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation. ☐ Acquired/merging ☐ Acquiring/surviving Name of acquired/merging entity Name of acquiring/surviving entity

** corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.*

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Conversion/Exchange/Merger

NRS 92A.200 and 92A.205

6.Forwarding Address for Service of Process: (Conversion and Mergers only, if resulting/surviving entity is foreign)	Name: ___ Country: ___ Care of: ___ Address: ___ City: ___ State: ___ Zip/Postal Code: ___
7. Amendment, if any, to the articles or certificate of the surviving entity. (NRS 92A.200): (Merger only) **	Article One of the Articles of Incorporation of Wolverine Technologies Corp. is hereby amended to change the name of Wolverine Technologies Corp. to Wolverine Resources
	** Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.
8. Declaration: (Exchange and Merger only)	**Exchange:** The undersigned declares that a plan of exchange has been adopted by each constituent entity (NRS 92A.200). **Merger:** (Select one box) ☑ The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200). ☐ The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).
9. Signature Statement: (Required)	☐ **Conversion:** A plan of conversion has been adopted by the constituent entity in compliance with the law the jurisdiction governing the constituent entity. Signatures - must be signed by: 1.If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or one member if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a. general partnership governed by NRS chapter 87). 2.If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it. ___ Name of constituent entity

* *corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.*

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Conversion/Exchange/Merger

NRS 92A.200 and 92A.205

9. Signature Statement Continued: (Required)

☐ **Exchange:**

Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or a member if there are no Managers; A trustee of each Nevada business trust (NRS 92A.230)

Unless otherwise provided in the certificate of trust or governing instrument of a business trust, an exchange must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the exchange.

The articles of exchange must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

☑ **Merger:**

Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230).

The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

10. Signature(s): (Required)

Wolverine Resources Corp.
Name of acquired/merging entity

Signature(Exchange/Merger)	Title	Date
X Richard Haderer	President	05/12/2022

If more than one entity being acquired or merging please attach additional page of information and signatures.

WOLVERINE TECHNOLOGIES CORP.
Name of acquiring/merging entity

Signature(Exchange/Merger)	Title	Date
X Richard Haderer	Secretary	05/12/2022

Signature of Constituent Entity(Conversion)	Title	Date
X		

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

* *corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.*

Filed in the Office of	Business Number E0132232006-6
Barbara K. Cegavske	Filing Number 20222317423
Secretary of State State Of Nevada	Filed On 05/12/2022 12:03:32 PM
	Number of Pages 8

AGREEMENT AND PLAN OF ME

THIS AGREEMENT dated as of April 12, 2022.

BETWEEN:

WOLVERINE TECHNOLOGIES CORP., a Nevada corporation, having a registered office at 1859 Whitney Mesa Drive, Henderson, NV, 89014.

("**WOLV**")

AND:

WOLVERINE RESOURCES CORP. a Nevada corporation, having a registered office at 1859 Whitney Mesa Drive, Henderson, NV, 89014.

("**WOLV Subco**")

WHEREAS:

A. WOLV Subco is the wholly-owned subsidiary of WOLV;

B. The board of directors of WOLV Subco and WOLV deem it advisable and in the best interests of their respective companies and shareholders that WOLV Subco be merged with and into WOLV, with WOLV remaining as the surviving corporation under the name "Wolverine Resources Corp.";

C. The board of directors of WOLV Subco have approved the plan of merger embodied in this Agreement; and

D. The board of directors of WOLV have approved the plan of merger embodied in this Agreement.

THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the parties hereto do hereby agree to merge on the terms and conditions herein provided, as follows:

1. THE MERGER

1.1 The Merger

Upon the terms and subject to the conditions hereof, on the Effective Date (as hereinafter defined), WOLV Subco shall be merged with and into WOLV in accordance with the applicable laws of the State of Nevada (the "**Merger**"). The separate existence of WOLV Subco shall cease, and WOLV shall be the surviving corporation under the name "Wolverine Resources Corp." (the "**Surviving Corporation**") and shall be governed by the laws of the State of Nevada.

1.2 Effective Date

The Merger shall become effective on the date and at the time (the "**Effective Date**") that:

(a) the Articles of Merger, in substantially the form annexed hereto as Appendix A, that the parties hereto intend to deliver to the Secretary of State of the State of Nevada, are accepted and declared effective by the Secretary of State of the State of Nevada; and

(b) after satisfaction of the requirements of the laws of the State of Nevada.

1.3 Articles of Incorporation

On the Effective Date, the Articles of Incorporation of WOLV, as in effect immediately prior to the Effective Date, shall continue in full force and effect as the Articles of Incorporation of the Surviving Corporation except that Article 1 of the Articles of Incorporation of WOLV, as the Surviving Corporation, shall be amended to state that the name of the corporation is "Wolverine Resources Corp.".

1.4 Bylaws

On the Effective Date, the Bylaws of WOLV, as in effect immediately prior to the Effective Date, shall continue in full force and effect as the bylaws of the Surviving Corporation.

1.5 Directors and Officers

The directors and officers of WOLV immediately prior to the Effective Date shall be the directors and officers of the Surviving Corporation, until their successors shall have been duly elected and qualified or until otherwise provided by law, the Articles of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

2. CONVERSION OF SHARES

2.1 Common Stock of WOLV

Upon the Effective Date, by virtue of the Merger and without any action on the part of any holder thereof, each share of common stock of WOLV, par value of $0.001 per share, issued and outstanding immediately prior to the Effective Date shall be changed and converted into one fully paid and non-assessable share of the common stock of the Surviving Corporation, par value of $0.001 per share (the "**Survivor Stock**").

2.2 Common Stock of WOLV Subco

Upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each share of common stock of WOLV Subco, par value of $0.001 per share, issued and outstanding immediately prior to the Effective Date shall be cancelled.

2.3 Exchange of Certificates

Each person who becomes entitled to receive any Survivor Stock by virtue of the Merger shall be entitled to receive from the Surviving Corporation a certificate or certificates representing the number of Survivor Stock to which such person is entitled as provided herein.

3. EFFECT OF THE MERGER

3.1 Rights, Privileges, etc.

On the Effective Date of the Merger, the Surviving Corporation, without further act, deed or other transfer, shall retain or succeed to, as the case may be, and possess and be vested with all the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of WOLV Subco and WOLV; all property of every description and every interest therein, and all debts and other obligations of or belonging to or due to each of WOLV Subco and WOLV on whatever account shall thereafter be taken and deemed to be held by or transferred to, as the case may be, or invested in the Surviving Corporation without further act or deed, title to any real estate, or any interest therein vested in

WOLV Subco or WOLV, shall not revert or in any way be impaired by reason of this merger; and all of the rights of creditors of WOLV Subco and WOLV shall be preserved unimpaired, and all liens upon the property of WOLV Subco or WOLV shall be preserved unimpaired, and all debts, liabilities, obligations and duties of the respective corporations shall thenceforth remain with or be attached to, as the case may be, the Surviving Corporation and may be enforced against it to the same extent as if all of said debts, liabilities, obligations and duties had been incurred or contracted by it.

3.2 Further Assurances

From time to time, as and when required by the Surviving Corporation or by its successors and assigns, there shall be executed and delivered on behalf of WOLV Subco such deeds and other instruments, and there shall be taken or caused to be taken by it such further other action, as shall be appropriate or necessary in order to vest or perfect in or to confirm of record or otherwise in the Surviving Corporation the title to and possession of all the property, interest, assets, rights, privileges, immunities, powers, franchises and authority of WOLV Subco and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of WOLV Subco or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

4. <u>GENERAL</u>

4.1 Abandonment

Notwithstanding any approval of the Merger or this Agreement by the shareholders of WOLV Subco or WOLV or both, this Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by mutual written agreement of WOLV Subco and WOLV.

4.2 Amendment

At any time prior to the Effective Date, this Agreement may be amended or modified in writing by the board of directors of both WOLV Subco and WOLV.

4.3 Governing Law

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada.

4.4 Counterparts

In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

4.5 Electronic Means

Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date hereof.

(signature page follows)

IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement as of the date set forth above.

WOLVERINE TECHNOLOGIES CORP.

Per: [signature]
Richard Haderer
CFO and Director

WOLVERINE RESOURCES CORP.

Per: [signature]
Richard Haderer
CFO and Director